NYNEX Senior Management
                              Non-Qualified Supplemental
                              Savings Plan
                              (Amended and Restated
                              Effective August 1, 1995)

Outline of the NYNEX Senior Management Non-Qualified
Supplemental Savings Plan

The Plan provides Senior Managers the opportunity to save up to 6 percent of their basic Salary and receive a matching company contribution of 66 2/3 percent of their allotment. A deferral election applies only to Salary in excess of the maximum dollar amount ($150,000 in 1995) recognized under the NYNEX Corporation Savings Plan for Salaried Employees, as permitted by section 401(a)(17) of the Internal Revenue Code.

Participation in the Plan must be elected by the Senior Manager, since enrollment is not automatic. An individual who becomes a Senior Manager during a calendar year may elect to participate in the Plan during that calendar year, by making an election within 30 days after becoming a Senior Manager. Otherwise a Salary deferral election (or change of election) must be made prior to the first day of the calendar year for which it is to be effective. Deferral elections shall continue in effect for all subsequent years until changed.

Salary deferrals will be made each applicable pay period and will be credited with earnings or losses as if invested in certain Funds maintained under the NYNEX Corporation Savings Plan for Salaried Employees, as designated by the Senior Manager. All Salary deferrals will be before-tax savings and all Plan amounts (Salary deferrals, matching company contributions, and interest) will be subject to income taxes when distributed.

Payments commence to the Senior Manager as of the last business day of the month following the month of his or her termination of employment. The form of payment must be elected when the election to participate is made, although a one-time opportunity was given in 1995 to elect one of the payment forms added to the Plan as of that date. All amounts will be paid in cash and will be subject to the applicable tax withholding requirements.

A Senior Manager receives his or her Account balance in the payment form previously elected, i.e., as a single lump sum, in various annuity forms, or part as a lump sum and part as an annuity. Or, a Senior Manager may have elected an annual lifetime income equal to the greater of current "earnings" (to the extent the current balance exceeds the balance at commencement of distribution), or 8 percent of the balance at commencement of distribution. This selection of payment forms was added to the Plan effective August 1, 1995.




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To the extent that an annuity form is elected, post-retirement survivor benefits
(if any) shall be determined exclusively by the terms of the annuity payment form.

To provide for the possibility of death prior to termination of employment, a Senior Manager can designate one of several forms of payment to his or her surviving Beneficiary or Beneficiaries.

All deferred amounts will vest immediately. However, because of Internal Revenue Service regulations, the right of any participant to receive future payouts under the Plan will be a contractual obligation of the Company that is not evidenced by notes or secured in any way.

Notes: [bullet] The above is only a broad outline of the major features of the Plan. Any benefits or rights under the Plan will be determined by the specific Plan provisions as they apply to each case.

       [bullet] The tax and other ramifications of deferral arrangements are complex and have been subject to considerable change in recent years. Senior Managers contemplating Salary deferrals are strongly urged to consult their financial and/or legal advisors.

NYNEX Senior Management Non-Qualified
Supplemental Savings Plan
(Amended and Restated Effective August 1, 1995)

Contents
- -------------------------------------------------------------------------------------------------

Section                                                                                      Page

              Article I. Purpose and Background

    1.1       Purpose                                                                           1
    1.2       Background                                                                        1

              Article II. Definitions; Administration

    2.1       Definitions                                                                       2
    2.2       Plan Administration                                                               3
    2.3       Gender and Number                                                                 3

              Article III. Eligibility

    3.1       Eligibility                                                                       4
    3.2       Transfer From Management Plan                                                     4
    3.3       Nature of Plan                                                                    4
    3.4       Rehire of Manager                                                                 4

              Article IV. Salary Deferrals and Supplemental
              Savings Plan Credit

    4.1       Salary Deferrals                                                                  5
    4.2       Supplemental Matching Credit                                                      5
    4.3       Earnings Credited to Participant's Account                                        5
    4.4       Interest Through July 31, 1995                                                    6

              Article V. Distribution at Termination of Employment

    5.1       Commencement                                                                      7
    5.2       Form of Payment                                                                   7
    5.3       Lump Sum Distribution                                                             7
    5.4       Appreciation Only                                                                 7
    5.5       Annuity Options                                                                   8
    5.6       Partial Lump Sum Option                                                           8


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



NYNEX Senior Management Non-Qualified
Supplemental Savings Plan
(Amended and Restated Effective August 1, 1995)

Contents
- -------------------------------------------------------------------------------------------------


Section                                                                                      Page

              Article VI. Death Prior to Termination of Employment

    6.1       In General                                                                        9
    6.2       Forms of Payment                                                                  9
    6.3       Lump Sum Distribution                                                             9
    6.4       Annuity Options                                                                   9
    6.5       Partial Lump Sum Option                                                          10

              Article VII. Amendment or Termination

    7.1       Administrative Amendments                                                        11
    7.2       Amendments and Termination                                                       11
    7.3       Participant Rights                                                               11
    7.4       Successors                                                                       11

              Article VIII. Other Provisions

    8.1       Uniform Elections                                                                12
    8.2       No Assignment or Alienation                                                      12
    8.3       Source of Benefits                                                               12
    8.4       Notices                                                                          12
    8.5       Applicable Laws                                                                  12



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Article I. Purpose and Background

1.1 Purpose

The purpose of the NYNEX Senior Management Non-Qualified Supplemental Savings Plan (the "Plan") is to provide eligible Senior Managers (as defined in Article III, below) of NYNEX Corporation (the "Company") and subsidiaries of the Company which shall have elected to participate in the Plan an opportunity to make up the full basic allotment permitted under the NYNEX Corporation Savings Plan for Salaried Employees ("Savings Plan") and to receive the 66 2/3 percent Employing Company matching contributions permitted under the Savings Plan where a Participant is prevented from making a basic salary allotment due to the dollar limitation imposed by section 401(a)(17) of the Internal Revenue Code of 1986 (the "Code").

1.2 Background

This document reflects amendments made as of August 1, 1995, which changed the manner in which earnings are credited (or debited), and the manner in which distributions are paid.


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Article II. Definitions; Administration

2.1 Definitions

(a) "Account" shall mean an unfunded bookkeeping account established for each Senior Manager who participates under this Plan. Such account shall be credited with Salary deferrals under section 4.1 and Supplemental Matching Credits under section 4.2. The account shall be adjusted periodically to reflect the investment performance of the Funds designated by the Senior Manager under section 4.3.
(b) "Beneficiary" shall mean one or more Beneficiaries designated by the Senior Manager on a form provided by the Committee for the appropriate purpose. The most recent Beneficiary designation submitted by the Senior Manager shall override all previous designations.
(c)    "Funds" shall mean the investment Funds (other than the NYNEX
       Shares Fund) into which Senior Managers can direct their accounts under the NYNEX Savings Plan for Salaried Employees. Initially, such Funds include the Government Obligations Fund, the Interest Income
       Fund, the U.S. Balanced Fund, the Global Balanced Fund, the
       Diversified Equity Portfolio, the Active U.S. Equity Fund, the Telecommunications Fund, the International Equity Fund, and the U.S. Small Cap Fund. Amounts credited under this Plan are not actually invested in such Funds or in any other manner. Rather, hypothetical accounts are credited with hypothetical earnings (or debited for hypothetical losses) as if invested in such Funds.
(d) "Participating Company" shall mean NYNEX Corporation and any subsidiary of NYNEX Corporation which shall have determined with the concurrence of the Committee to participate in this Plan.
(e) "Plan Year" shall have the same meaning as the calendar year i.e., January 1 to December 31.
(f) "Salary" shall mean base salary amounts, commissions, vacation buy-outs in connection with a Termination of Employment, which are paid currently to a Senior Manager, and also shall include any aforementioned amount which would have been paid but for a salary reduction election by the Senior Manager under this Plan or any other plan maintained by a Participating Company. Solely for purposes of determining when a Senior Manager's Salary exceeds the compensation limit under section 401(a)(17), of the Code, there shall be taken into account both:
       (1) the amount of any incentive award paid in the current year but earned in the preceding year prior to the time the participant was designated as a Senior Manager, and
       (2)   the amount of any Salary paid in the current year prior to the time

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



             the participant was designated as a Senior Manager.
(g) "Termination of Employment" shall mean any termination of employment with a Participating Company.

2.2 Plan Administration

The authority to control and manage the day-to-day operation and administration of the Plan is vested in the Company's Vice President-Human Resources (or any successor to that officer's responsibilities) (the "Plan Administrator"), subject to the direction of the Committee on Benefits of the Company's Board of Directors (the "Committee").

2.3 Gender and Number

Where the context admits, words in one gender shall include the other gender, words in the singular shall include the plural and words in the plural shall include the singular.






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



Article III. Eligibility

3.1 Eligibility

Each Senior Manager (as defined below) shall become a Participant in the Plan as of the date on which he or she elects to participate in the Plan. The term "Senior Manager" means a person employed by the Company or any Subsidiary in active service at or above the sixth level of management and who has been designated by the Board of Directors of the Company or Subsidiary as a member of its Senior Management Compensation Group.

3.2 Transfer From Management Plan

In the case of a Senior Manager who becomes a Participant in this Plan after having previously participated under the NYNEX Management Non-Qualified Supplemental Savings Plan:
(a) amounts credited under such latter plan shall be transferred to this Plan, and
(b) prior elections regarding deferral percentages and investment Funds shall remain in effect until changed by the Participant, and
(c) prior elections regarding forms of distribution shall continue in effect, and shall continue to be irrevocable.

3.3 Nature of Plan

The Plan does not constitute a contract of employment, and nothing in the Plan will give any employee or Participant the right to be retained in the employ of the Company or a Subsidiary, nor any right or claim to any benefit under the Plan, except to the extent specifically provided under the terms of the Plan.

3.4 Rehire of Manager

A Senior Manager who is rehired after a Termination of Employment under this Plan shall be treated in the same manner as a newly hired employee of NYNEX. Thus, distributions under Article V attributable to post-rehire deferrals shall be determined without regard to any election in effect prior to the initial Termination of Employment, and distributions which previously shall have commenced shall not be affected by the rehire.


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



Article IV. Salary Deferrals and Supplemental
Savings Plan Credit

4.1 Salary Deferrals

Each eligible Senior Manager of a Participating Company who timely elects to participate in the Plan and whose Salary exceeds the compensation limitation imposed by section 401(a)(17) of the Code, may make a pre-tax Salary deferral in an amount up to the basic six percent (6%) of his Salary in excess of such limitation. An election must be filed in writing, in such manner as the Plan Administrator may determine. For the first year in which a Senior Manager is eligible under the Plan, an election to defer must be made (if at all) within the 30-day period following the earliest date of eligibility. For each subsequent year, any election or change of election must be filed prior to the first day of the calendar year for which it is to be effective. A Salary deferral election, once made, will continue in effect for all subsequent years until changed. Any such election shall be effective no earlier than the first payroll period beginning after the filing of the election form.

4.2 Supplemental Matching Credit

For each applicable payroll period, each Participant's Account shall be credited with a "Supplemental Matching Credit" in an amount equal to 66 2/3 percent of his Salary deferral allotments under the Plan during that period. A Participant shall be fully vested in all Supplemental Matching Credits regardless of the extent to which he is vested in his Participating Company contributions under the Savings Plan.

4.3 Earnings Credited to Participant's Account

Subject to the provisions of the Plan, for periods after July 31, 1995, each Participant's Account shall be adjusted to reflect the performance of Funds designated by the Senior Manager. The Committee shall provide a choice of Funds, and shall impose rules regarding percentage amounts and frequency of election changes, which shall be similar to those applicable to participant-directed investments under the NYNEX Corporation Savings Plan for Salaried Employees.

Notwithstanding the foregoing, a Senior Manager may not direct the hypothetical investment of his or her Account to reflect the performance of the NYNEX Shares Fund.




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




4.4 Interest Through July 31, 1995

For periods through July 31, 1995, interest was calculated and compounded quarterly at one-fourth of the average 10-year U.S. Treasury Note rate for the previous calendar quarter.



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



Article V. Distribution at Termination of Employment

5.1 Commencement

Effective as of the last business day of the month following the month in which a Senior Manager's Termination of Employment occurs, the distribution of his or her Account shall commence in the form and amount determined under this Article V.

5.2 Form of Payment

Distribution shall be made in the form designated by the Senior Manager in an election made on or before the later of December 31, 1995, or the last day of the year in which the Senior Manager's initial Salary deferral election under section 4.1 is made. Such an election shall be irrevocable for a Participant's entire Account balance except that prior to the commencement of a distribution, a change may be approved by the Committee, in its sole discretion, in the event of a lifestyle change such as divorce or marriage. In the event that no election is in effect on the later of such dates, payment of the Participant's entire Account balance shall be made as an immediate lump sum distribution. The forms of payment that may be elected by a Senior Manager are those described in sections 5.3 through 5.6, below.

5.3 Lump Sum Distribution

Under this option, a lump sum distribution shall be made, in the amount equal to the aggregate Account balance as of the last business day of the month following the month in which Termination of Employment occurs.

5.4 Appreciation Only

(a) In General. Under this option, a payment shall be made to the Senior Manager for each month up to and including the month of the Senior Manager's death, at which time the remaining Account balance (adjusted to reflect such monthly distributions) shall be paid in a single lump sum to his or her Beneficiary.
(b) Monthly Amount. The amount payable for any given month during the Senior Manager's lifetime shall be equal to the greater of--
       (1) a fixed amount equal to two-thirds of one percent of the Account balance as of the last business day of the month in which Termination of Employment occurs, or
       (2) the amount by which the current balance exceeds the Account balance as of date on which distribution commenced.


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



(c) Investments. Prior to the death of a Senior Manager who has elected this Appreciation-Only option, the Senior Manager shall continue to elect which Funds determine the hypothetical investment performance of his or her Account balance under the Plan.

5.5 Annuity Options

(a) In General. Under this option, monthly payments will be made from the Participating Company's general assets in amounts determined under the annuity payment form specified under this section 5.5. No annuity contract of any kind shall be purchased or provided.
(b) Single Life Annuity. A Senior Manager who elects a single life annuity option shall receive a level monthly amount for his or her lifetime, which is actuarially equivalent to the Senior Manager's Account balance as of the last day of the month following the month in which Termination of Employment occurs, determined by assuming interest equal to the average 30-year Treasury Bill rate for the November prior to the year of such termination, and life expectancy under the 1983 GATT Mortality Table.
(c) Other Annuity Payment Forms. A Senior Manager may elect payment in any Joint and Survivor Annuity Form, or Period Certain and Life Annuity Form, specified under section 6.1 of the NYNEX Management Pension Plan. The amount payable under any such form shall be equal to the amount that would be payable in such form under the NYNEX Management Pension Plan if the single life annuity payable under such Plan were equal to the single life annuity determined under section 5.5(b) hereof.
(d) Death of Senior Manager. With respect to an annuity payment form, no amount shall be payable for any month after the Senior Manager's death except as specifically provided to designated Beneficiaries under such annuity payment form.

5.6 Partial Lump Sum Option

Under this option, the Senior Manager shall designate a portion of his or her Account balance to be paid as a lump sum under section 5.3, and the remaining portion to be paid as an actuarially equivalent annuity amount under section 5.5.



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



Article VI. Death Prior to Termination of Employment

6.1 In General

If the Senior Manager dies before commencement of benefits under Article V, benefits shall be paid under this Article VI.

6.2 Forms of Payment

(a) In General. Distribution shall be made in such form, and to such Beneficiaries, as shall have been elected pursuant to the Pre-Retirement Beneficiary Designation Form which was most recently submitted by the Senior Manager, commencing with the last business day of the month next following the notification of NYNEX of the Senior
       Manager's death. In the event no payment form election is effective, an amount equal to the Senior Manager's entire Account balance shall be paid in a lump sum. The forms of payment of pre-retirement death benefits that may be elected by the Senior Manager are those described in sections 6.3 through 6.5, below.
(b) No Beneficiary. In the event that no Beneficiary has been designated, or no Beneficiary survives the Senior Manager, an amount equal to the Senior Manager's entire Account balance shall be paid to his or her estate in a single lump sum payment.

6.3 Lump Sum Distribution

The Senior Manager may elect that his or her Beneficiary shall receive payment of a lump sum distribution equal to the amount of the Account balance determined as of the last business day of the month following the month in which NYNEX is notified of his or her death.

6.4 Annuity Options

(a) In General. Under this option, monthly payments will be made from the Participating Company's general assets in amounts determined under the annuity payment form specified by the Senior Manager under this section
       6.4. No annuity contract of any kind shall be purchased or provided.
(b) Single Life Annuity. Under this single life annuity payment form, a level monthly amount shall be paid to the Beneficiary for his or her lifetime. Payments shall be actuarially equivalent to the Account balance on the last business day of the month following the month in which NYNEX is notified of the Senior Manager's death, determined


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



       by assuming interest equal to the 30-year Treasury Bill rate for the November prior to the year of death, and the life expectancy of the Beneficiary under the 1983 GATT Mortality Table.
(c)    Period Certain and Life Annuity.
       (1) In General. A Senior Manager may elect payment under the Period Certain and Life Annuity Form specified under section 6.1 of the NYNEX Management Pension Plan. Under this form, payments shall be made to the Beneficiary for his or her lifetime, provided that if the Beneficiary dies during the Period Certain, payments shall continue to the Beneficiary's estate.
       (2) Conversion Basis. The amount payable in the form of a Period Certain and Life Annuity shall be determined by using conversion procedures that would be applied under the NYNEX Management Pension Plan in order to convert a Single Life Annuity in an amount determined under section 6.4(b) to a Period Certain and Life Annuity.

6.5 Partial Lump Sum Option

Under this option, the Senior Manager shall designate a portion of his or her Account balance to be paid as an immediate lump sum, and the remaining portion to be paid as an actuarially equivalent annuity amount under section 6.4.



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



Article VII. Amendment or Termination

7.1 Administrative Amendments

Subject to the provisions of section 7.3, the Company's Vice President-Human Resources (or any successor to that officer's responsibilities) may make minor or administrative amendments to the Plan and, with the concurrence of the Company's Executive Vice President and General Counsel (or any successor to that officer's responsibilities), make any changes necessary or advisable to comply with applicable law or government regulations.

7.2 Amendments and Termination

Subject to the provisions of section 7.3, the Company's Board of Directors may amend or terminate the Plan at any time and any Subsidiary may, by action of its Board of Directors, terminate its participation in the Plan at any time.

7.3 Participant Rights

No action under this Article VII shall, without the consent of the affected Participant or, in the event of his death, his Beneficiary, adversely affect the rights of any Participant with respect to any amount which was credited to him under the Plan prior to the date of such action.

7.4 Successors

The obligations of the Company and each Subsidiary under the Plan shall be binding upon any assignee or successor in interest thereto. Neither the Company nor any Subsidiary shall merge or consolidate with any other corporation, or liquidate or dissolve, without making suitable arrangement for the payment of any benefits payable under the Plan.




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


Article VIII. Other Provisions

8.1 Uniform Elections

A Senior Manager shall make uniform elections regarding choice of investment Funds and forms of pre-retirement death benefits under this Plan, the NYNEX Senior Management Nonqualified Defined Contribution Pension Plan, and the NYNEX Incentive Award Deferral Plan. He or she also shall make uniform elections regarding post-retirement distribution forms under this Plan and the NYNEX Incentive Award Deferral Plan.

8.2 No Assignment of Alienation

Benefits payable to any person under the Plan may not be voluntarily or involuntarily assigned or alienated.

8.3 Source of Benefits

Subject to the terms and conditions of the Plan, any amount payable to or on account of a Participant under this Plan shall be paid from the general assets of the Company or applicable Subsidiary. The obligations of the Company and the Subsidiaries under the Plan are solely contractual, and no trust or other separate fund shall be established for purposes of paying any benefits under the Plan.

8.4 Notices

Any notice or document required to be given to or filed with the Plan Administrator shall be considered to be given or filed if delivered to the Vice President-Human Resources or mailed by registered mail, postage prepaid to the Vice President-Human Resources, in care of the Company, at 1095 Avenue of the Americas, New York, New York 10036.

8.5 Applicable Laws

The Plan shall be construed and administered in accordance with the laws of the State of New York.



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